AMERICAN HOME MORTGAGE IN MERGER AGREEMENT WITH MARINA
MORTGAGE CO. INC.

NEW YORK, December 30, 1999 -- American Home Mortgage Holdings, Inc. (NASDAQ:
AHMH - News), a leading online mortgage banker, today announced the merger with Marina Mortgage Co. Inc. Marina Mortgage shareholders will receive 753,420 shares of American Home Holdings common stock and $2.5 million in cash over five years. They also may receive additional consideration based on the financial performance of the Marina business. The Company expects the merger with Marina Mortgage Co. Inc. to be accretive to 2000 earnings and increase its loan production 40 percent.

Based in Irvine, California, Marina Mortgage Co. Inc. is a significant retail lender in important West Coast markets. It operates 14 branch offices in California and Arizona and employs approximately 235 full time staff, including 104 sales personnel. Its business includes its Internet division, Consumer First Mortgage. Marina was listed on Inc. Magazine's 1999 roster of "Fastest Growing Privately Held Companies in America."

As a result of the merger, American Home Mortgage:

         -- Gains a fully operational Internet call center on the West Coast to better fulfill the excess demand of its e-commerce partners;

         -- Increases its expected mortgage originations 40% and establishes itself as a significant independent lender in the California marketplace;

         -- Gains economies of scale, while accomplishing its goal of diversifying the geographic mix of its business.

Michael Strauss, Chairman, President and CEO, stated, "We believe the merger with Marina Mortgage is an important opportunity for our company. Our organizations share similar corporate cultures and philosophies. With Marina's Internet call center, our MortgageSelect business will be able to service its West Coast customers more effectively. MortgageSelect will also gain the capability to fulfill the demand from our growing list of e-commerce partners and from the growth in Internet mortgage lending." Mr. Strauss continued, "We expect Marina's branch business will enhance our profitability by substantially increasing our revenue and enabling us to realize economies of scale. I am proud that Marina is one of the most respected and highly thought of lenders in the community it serves."

John Johnston, Marina Mortgage's Chief Executive Officer, stated, "American Home Mortgage is a perfect partner for our company. As a result of this merger, we will have the financial and operational resources to enhance the growth of our business. We will also be able to leverage American Home's technology investment. Our Internet unit will work hand in hand with MortgageSelect.com's national customer base while our branches will benefit from new and better-priced products." Ron Bergum, Marina Mortgage's President, added, "Marina and American Home share a common vision. We are committed to reaching customers through our branch network and over the Internet and delivering excellent loan products and services to those customers. Our combined resources better position us to fulfill this mission."

American Home Mortgage Holdings, Inc., (http://www.mortgageselect.com), based in New York City, is one of the nation's leading mortgage banking firms. The company was founded in 1988. MortgageSelect.com is the Internet direct subsidiary of American Home Mortgage and is the only online mortgage bank offering a multi-lender product selection directly to consumers.

This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the potential fluctuations in the company's operating results; the company's potential need for additional capital, the direction of interest rates and their subsequent effect on the company's business, federal and state regulation of mortgage banking; the company's competition; the company's ability to attract and retain skilled personnel; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading "Risk Factors" in the company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission.